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                                                                   EXHIBIT 10.13

                            LCC INTERNATIONAL, INC.

                         DIRECTORS STOCK OPTION PLAN
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                                                          TABLE OF CONTENTS
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1. PURPOSE      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

3. ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

4. STOCK SUBJECT TO THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

5. ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

6. OPTION PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

7. NUMBER OF SHARES AND GRANT DATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

8. VESTING OF OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

9. OPTION PERIOD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

10. TIMING AND METHOD OF EXERCISE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

11.  SERVICE TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

12.  RIGHTS IN THE EVENT OF DEATH OR DISABILITY . . . . . . . . . . . . . . . . . . . . . . . . . .  8

13. NO STOCKHOLDER RIGHTS UNDER OPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

14. CONTINUATION OF SERVICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

15. STOCK OPTION AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

16. WITHHOLDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

17. NON-TRANSFERABILITY OF OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

18. USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

19. ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . .  9

20. SECURITIES LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

21. INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

23. GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
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                            LCC INTERNATIONAL, INC.
                          DIRECTORS STOCK OPTION PLAN

                 LCC INTERNATIONAL, INC., a Delaware corporation (the "Corporation"), sets forth herein the terms of the Directors Stock Option Plan (the "Plan") as follows:

1.               PURPOSE

                 1.1 The Plan is intended to attract and retain the best possible members of the Board and to provide additional incentives to those directors to promote the success of the Corporation. The Plan provides Eligible Directors an opportunity to purchase shares of the Stock pursuant to Options. Options granted under the Plan shall not constitute "incentive stock options" within the meaning of Section 422 of the Code.

                 1.2      This Plan is intended to constitute a "formula plan."

2.               DEFINITIONS

                 For purposes of interpreting the Plan and related documents (including Stock Option Agreements), the following definitions shall apply:

                 2.1. "Additional Option" means any Option other than an Initial Option.

                 2.2. "Administrator" means the Chief Financial Officer of the Corporation or such other person as is appointed by the Board to serve as Administrator.

                 2.3. "Board" means the board of directors of the Corporation.

                 2.4. "Class A Stock" means the Class A common stock, par value $0.01 per share, of the Corporation.

                 2.5. "Class B Stock" means the Class B common stock, par value $0.01 per share, of the Corporation.

                 2.6. "Code" means the Internal Revenue Code of 1986, as amended.

                 2.7. "Commencement of Service" means the date of election of the Eligible Director to his or her first term as a Director.





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                 2.8.     "Corporation" means LCC International, Inc., a
Delaware corporation.

                 2.9. "Effective Date" means the date of the closing of a bona fide, firm commitment underwritten public offering of the Class A Common Stock of the Company pursuant to a registration statement declared effective under the Securities Act of 1933, as amended.

                 2.10. "Eligible Director" means a member of the Board who is eligible to hold Class B Common Stock (as of the Effective Date, Dr. Rajendra Singh and Neera Singh) and any member of the Board who is not an officer or employee of the Corporation or any of its subsidiaries.

                 2.11. "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or hereafter amended.

                 2.12. "Exercise Price" means the Option Price multiplied by the number of shares of Stock purchased pursuant to exercise of an Option.

                 2.13. "Expiration Date" means the fifth anniversary of the Grant Date as to Options granted to a director who is eligible to hold Class B Common Stock, the tenth anniversary of the Grant Date as to Options granted to a director who is not eligible to hold Class B Common Stock or in either case, if earlier, the termination of the Option pursuant to Section 4.2(c) hereof.

                 2.14. "Fair Market Value" means the value of each share of Stock subject to the Plan determined as follows: If on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or otherwise is publicly traded on an established securities market, the Fair Market Value of the Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date or other determination date (or, if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day), or, if no sale of the Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be determined by the Administrator in good faith.

                 2.15. "Grant Date" means the date on which an Option grant takes effect pursuant to Section 7 hereof.





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                 2.16.    "Initial Option" means an Option received by an
Eligible Director as of the Effective Date or such Eligible Director's Commencement of Service, if later.

                 2.17. "Option" means any option to purchase one or more shares of Stock pursuant to the Plan, including both Initial Options and Additional Options.

                 2.18. "Optionee" means an Eligible Director who holds an Option.

                 2.19. "Option Period" means the period during which Options may be exercised as defined in Section 9 hereof.

                 2.20. "Option Price" means the purchase price for each share of Stock subject to an Option.

                 2.21. "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

                 2.22. "Stock" means Class A Stock and Class B Stock, as the case may be.

                 2.23. "Stock Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

3.               ADMINISTRATION

                 The Plan shall be administered by the Administrator. The Administrator's responsibilities under the Plan shall be limited to taking all legal actions necessary to document the Options provided herein, to maintain appropriate records and reports regarding those Options, and to take all acts authorized or required by the Plan.

4.               STOCK SUBJECT TO THE PLAN

                 4.1. Options to purchase not more than 60,000 shares of the Class A Stock and 250,000 of the Class B Stock may be granted under the Plan. If any Option expires, terminates or is terminated or canceled for any reason before it is exercised in full, the shares of Stock that were subject to the unexercised portion of the Option shall be available for future Options granted under the Plan.

                 4.2(a). If the outstanding shares of Class A Stock or Class B Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable on capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation,





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occurring after the Effective Date, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

                 4.2(b).    Subject to Section 4.2(c) hereof, if the
Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

                 4.2(c).    Upon the dissolution or liquidation of the
Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan, the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan (if applicable) and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan and Options, each individual holding an Option shall have the right immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option to the extent that such Option was otherwise exercisable at the time such termination occurs. The Administrator shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.





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                 4.2(d).    Adjustments under this Section 4.2 related to stock
or securities of the Corporation shall be made by the Administrator, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

                 4.2(e).    The grant of an Option pursuant to the Plan shall
not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

5.               ELIGIBILITY

                 Eligibility under the Plan is limited to Eligible Directors.

6.               OPTION PRICE

                 The Option Price of the Stock covered by each Option granted under the Plan shall be the greater of the Fair Market Value or the par value of such Stock on the Grant Date. The Option Price shall be subject to adjustment as provided in Section 4.2 hereof.

7.               NUMBER OF SHARES AND GRANT DATES

                 Each Eligible Director on the Effective Date who is eligible to hold Class B Common Stock shall be granted an Initial Option to purchase 35,000 shares of Class B Stock as of the Effective Date or, if such Eligible Director's Commencement of Service is after the Effective Date, as of such Eligible Director's Commencement of Service. Each Eligible Director who is eligible to hold Class B Common Stock also shall be granted an Additional Option to purchase 22,500 shares of Class B Stock immediately after each of the next four annual meeting of the Corporation's stockholders if the Eligible Director continues to be an Eligible Director at such time. Each Eligible Director on the Effective Date who is not eligible to hold Class B Common Stock shall be granted an Initial Option to purchase 10,000 shares of Class A Stock as of the Effective Date and each Eligible Director who is not eligible to hold Class B Stock and whose Commencement of Service is after the Effective Date shall be granted an Initial Option to purchase 10,000 shares of Class A Stock as of such Eligible Director's Commencement of Service.





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8.               VESTING OF OPTIONS

                 8.1 The Optionee may exercise the Option (subject to the limitations on exercise set forth in this Plan or in the Option Agreement relating to such Option), as follows: (i) as to Eligible Directors whose Commencement of Service as a director is prior to July 1, 1996, the Option shall be exercisable with respect to 100% of the number of shares specified in
Section 7 above on and after the Grant Date of the Option; and (ii) as to Eligible Directors whose Commencement of Service as a director is after July 1, 1996, the Option shall be exercisable in respect of 33 1/3 percent of the number of shares specified in Section 7 above on the first anniversary of the Grant Date of the Option, as set forth in Section 7 above, and the Option shall be exercisable in respect of an additional 33 1/3 percent of the number of shares specified in Section 7 above on each of the next two anniversaries of the Grant Date, as set forth in Section 7 above. The foregoing installments, to the extent not exercised, shall accumulate and be exercisable, in whole or in part, at any time and from time to time, after becoming exercisable and prior to the termination of the Option; provided, that no single exercise of the Option shall be for less than 100 shares, unless the number of shares purchased is the total number at the time available for purchase under this Option.

                 8.2 In the event of a "Change of Control", all non-vested Options outstanding under the Plan shall become immediately exercisable. For purposes of this Plan, "Change of Control" means:

                 (a) execution by the Corporation of an agreement for the merger of the Corporation into or with another corporation, the result of which would be that the stockholders of the Corporation at the time of execution of such agreement would own less than 50% of the total equity of the corporation surviving the merger; or

                 (b) the sale of assets of the Corporation having an aggregate book value of 40% or more of the total book value of all assets of the Corporation as shown on the then most recent annual audited financial statement of the Corporation; or

                 (c) a change of control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, without limitation, such a change of control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Corporation representing 50% of the Corporation's then outstanding securities.





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9.               OPTION PERIOD

                 An Option shall be exercisable only during the Option Period. The Option Period shall commence when the Option first becomes exercisable and shall end at the close of business on the Expiration Date.

10.              TIMING AND METHOD OF EXERCISE

                 Subject to Sections 8 and 9 hereof, an Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Administrator, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (a) in cash or by certified check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (c) by a combination of the methods described in (a) and (b) hereof. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares.

11.              SERVICE TERMINATION

                 Upon the termination of service (a "Service Termination") of the Optionee in all capacities as an employee and/or director of the Corporation and all of its affiliated companies, other than by reason of the death or permanent and total disability of such Optionee, Optionee shall have the right (subject to the general limitations on exercise set forth in Section 9 above), at any time within 60 days after such Service Termination and prior to termination of the Option pursuant to Section 9 above, to exercise, in whole or in part, any Option held by such Optionee





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at the date of such Service Termination, to the extent such Option was exercisable immediately prior to such Service Termination.

12.              RIGHTS IN THE EVENT OF DEATH OR DISABILITY

                 12.1. If an Optionee dies while in service as a director of the Corporation, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 9 above), at any time within 180 days after the date of such Optionee's death and prior to termination of the Option pursuant to Section 9 above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death.

                 12.2. If there is a Service Termination by reason of the permanent and total disability of the Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 9 above), at any time within 180 days after such Service Termination and prior to termination of the Option pursuant to Section 9 above, to exercise, in whole or in part, any Option held by such Optionee at the date of such Service Termination, whether or not such Option was exercisable immediately prior to such Service Termination. Whether a Service Termination is to be considered by reason of permanent and total disability for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

13.              NO STOCKHOLDER RIGHTS UNDER OPTION

                 Neither an Optionee nor any person entitled to exercise an Optionee's rights in the event of an Optionee's death shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares shall have been issued upon the exercise of the Option.

14.              CONTINUATION OF SERVICE

                 Nothing in the Plan shall confer upon any person any right to continue as a member of the Board or interfere in any way with the right of the Corporation to terminate such relationship.

15.              STOCK OPTION AGREEMENT

                 Each Option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement notifying the Optionee of the grant and





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incorporating the terms of the Plan.  The Stock Option Agreement shall be executed by the Corporation and the Optionee.

16.              WITHHOLDING

                 The Corporation shall have the right to withhold, or require an Optionee to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state or local withholding tax requirements imposed with respect to exercise of Options. To the extent permissible under applicable tax, securities and other laws, the Optionee may satisfy a tax withholding requirement by directing the Corporation to apply shares of Stock to which the Optionee is entitled as a result of the exercise of an Option to satisfy withholding requirements under this Section 16.

17.              NON-TRANSFERABILITY OF OPTIONS

                 Each Option granted pursuant to the Plan shall, during Optionee's lifetime, be exercisable only by Optionee, and neither the Option nor any right thereunder shall be transferable by the Optionee by operation of law or otherwise other than by will or the laws of descent and distribution, and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

18.              USE OF PROCEEDS

                 The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

19.              ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION

                 19.1. The Plan shall be effective as of the date of adoption by the Board, subject to stockholder approval of the Plan within one year of the Effective Date by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the Certificate of Incorporation and Bylaws of the Corporation provided, however, that upon approval of the Plan by the stockholders of the Corporation, all Options granted under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Options granted hereunder shall be null, void and of no effect.





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
                 19.2. Subject to the limitation of Section 19.4 hereof, the Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable, which approval may be made subject to approval by the Corporation's stockholders.

                 19.3. No Option may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Optionee's consent, alter or impair any rights or obligations under any Stock Option Agreement previously entered into under the Plan. The Plan shall terminate ten years after the Effective Date unless previously terminated pursuant to Section 4.2 hereof or by the Board pursuant to this Section 19.

                 19.4. Notwithstanding the provisions of Section 19.2 hereof, the Plan shall not be amended more than once in any six-month period other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules promulgated thereunder.

20.              SECURITIES LAWS

                 The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Administrator has received evidence satisfactory to the Administrator that the holder of such Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Administrator shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.





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21.              INDEMNIFICATION

                 21.1. To the extent permitted by applicable law, the Administrator shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by the Administrator in connection with or resulting from any claim, action, suit or proceeding to which the Administrator may be a party or in which the Administrator may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by the Administrator (with the Corporation's written approval) in the settlement thereof, or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding except a judgment in favor of the Corporation; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against the Administrator, the Administrator shall give the Corporation an opportunity in writing, at its own expense, to handle and defend the same before the Administrator undertakes to handle and defend it on the Administrator's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power the Corporation may have to indemnify the Administrator or hold the Administrator harmless.

                 21.2. The Administrator and each officer and employee of the Corporation shall be fully justified in reasonably relying or acting upon any information furnished in connection with the administration of the Plan by the Corporation or any employee of the Corporation. In no event shall any person who is or shall have been the Administrator, or an officer or employee of the Corporation, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including furnishing of information) taken or any failure to act, if in good faith.

23.              GOVERNING LAW

                 The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Delaware, other than the choice of law rules thereof.

                 The amendment and restatement of the Plan was duly adopted and approved by the Board on August 26, 1996 and was duly approved by the stockholders of the Corporation on August 26, 1996.



                                /s/ PETER A. DELISO
                                ----------------------------------
                                Secretary




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